UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2011

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2011, Glen Tomaszewski, age 42, was appointed as Senior Vice President and Chief Financial Officer of Greektown Superholdings, Inc. (the “Company”).  Mr. Tomaszewski’s selection was approved by the Michigan Gaming Board (the “MGCB”) on October 11, 2011.

Mr. Tomaszewski was previously Vice President, Chief Accounting Officer, Controller and Treasurer of Borders Group, Inc. (“Borders”).  Mr. Tomaszewski joined Borders in 1998 and progressed through several financial leadership positions, including Controller from 2001 until 2009, and Vice President and Controller from 2009 until 2010.  Before joining Borders, he served as Assistant Controller, and subsequently Controller, of Murray’s Discount Auto Stores, Inc.  Prior to his experience at Murray’s Discount Auto Stores, Mr. Tomaszewski was a member of the audit practice of Price Waterhouse for five years.  He holds bachelor’s and master’s degrees in business administration from the University of Michigan’s Stephen M. Ross School of Business, and is a certified public accountant.

The Company and Mr. Tomaszewski entered into a definitive employment agreement effective October 12, 2011, pursuant to which, Mr. Tomaszewski will serve as Senior Vice President and Chief Financial Officer for a three year term.  Mr. Tomaszewski’s base salary will be $300,000 per year, subject to review on an annual basis by the Compensation Committee, in its sole discretion.  In connection with the employment agreement, Mr. Tomaszewski will receive a sign-on bonus of $100,000; 50% of which will be payable on the first payroll date after his employment commences and the remaining 50% will be payable at the time the Company pays its annual bonuses for the 2011 fiscal year, subject to his continued employment through such date.  Mr. Tomaszewski will also be eligible to receive an annual cash bonus based upon the satisfaction of performance criteria to be determined by the Compensation Committee.  Mr. Tomaszewski’s annual target bonus opportunity will be 50% of his salary, and he will become eligible for such bonus beginning in the 2012 fiscal year.  Mr. Tomaszewski will be entitled to receive health and welfare benefits and 401(k) plan participation.  As part of the employment agreement, Mr. Tomaszewski agreed to a non-competition and non-solicitation covenant restricting his ability to compete with the Company during the term of his employment and for one year thereafter.

In the event Mr. Tomaszewski’s employment is terminated by the Company without “cause” or by Mr. Tomaszewski for “good reason” (each as defined in Mr. Tomaszewski’s employment agreement with the Company), Mr. Tomaszewski will be entitled to receive his base salary for a period of 12 months following such termination.

In connection with Mr. Tomaszewski commencing his employment with the Company, he will receive 3,000 restricted stock units under the Greektown Superholdings, Inc. Stock Incentive Plan and the New Hire Restricted Stock Unit Award Agreement.  The restricted stock units will vest over a three year period, subject to acceleration upon a change of control.  Any unvested restricted stock units shall be forfeited following a termination of Mr. Tomaszewski’s employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2011

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Michael Puggi
Name:	Michael Puggi
Title:	President, Chief Executive Officer